UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2019

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 19, 2019, Ascent Capital Group, Inc. (“Ascent”) issued a press release announcing that Ascent commenced a cash tender offer (the “Offer”) to purchase any and all of its outstanding 4.00% Convertible Senior Notes due 2020 (CUSIP 043632AA6) (the “Notes”). The Offer is made pursuant to an offer to purchase (the “Offer to Purchase”) and related notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), each dated February 19, 2019, which set forth the terms and conditions of the Offer. Holders of Notes who validly tender (and do not validly withdraw) their Notes prior to 5:00 p.m., New York City time on February 25, 2019, unless extended or earlier terminated as described in the Offer to Purchase, will be eligible to receive, in cash, the purchase price of $710.32 per $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Offer.  Tendering holders will also receive accrued and unpaid interest from the last interest payment date to, but not including, the initial settlement date of the Offer, which is anticipated to be February 26, 2019 (the “Settlement Date”). Notes tendered by Notice of Guaranteed Delivery are expected to be purchased on February 28, 2019, but payment of accrued and unpaid interest on such Notes will only be made to, but not including, the Settlement Date.

The Offer is subject to the satisfaction of the conditions to the Offer set forth in the Offer to Purchase. The Offer is not conditioned upon any minimum amount of Notes being tendered.  Ascent reserves the right to amend or waive any of these conditions, in whole or in part, at any time or from time to time before the Settlement Date, in its sole discretion. Ascent reserves the right to amend, modify or waive at any time, or from time to time, the terms of the Offer, subject to applicable law. There is no assurance that the Offer will be subscribed for in any amount.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Ascent’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless Ascent expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

The information in this Current Report on Form 8-K shall not constitute an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities of Ascent, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Ascent on February 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary